Exhibit 16.1
July 30, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Circuit Research Lab, Inc.’s statements included under Item 4.01 of its Form 8-K filed on July 26, 2007, and we agree with such statements concerning our firm.
McGladrey & Pullen LLP